Press Release

Verint to Announce Fourth Quarter and Full Year Results on Tuesday, March 28, 2017

MELVILLE, N.Y., March 21, 2017 — Verint® Systems Inc. (Nasdaq: VRNT) today announced it will conduct a conference call on Tuesday, March 28, 2017 at 4:30 p.m. ET to review its fourth quarter and full-year results (for the quarter and year ended January 31, 2017) and discuss its outlook for the year ending January 31, 2018. An earnings press release will be issued after market close on March 28.
Conference Call
A real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (International). The passcode is 88328037. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, more than 10,000 organizations in approximately 180 countries—including over 80 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, OPINIONLAB, ADTECH, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com